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                                                                   EXHIBIT 23.4

                           [PC MAGAZINE LETTERHEAD]

                            CONSENT OF PC MAGAZINE

  PC Magazine hereby consents to the reference to it in the Prospectus of PC Connection, Inc. on the inside cover, and at pages 3, 26, 28 and 29.

                                          PC Magazine

                                                    /s/ John C. Wisdom
                                          _____________________________________
                                            JOHN C. WISDOM ASSOCIATE MARKETING
                                                         DIRECTOR

January 26, 1998